Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FOURTH QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, February 28, 2012 - Stage Stores, Inc. (NYSE: SSI) announced today that it will release its fourth quarter 2011 financial results at 6:00 a.m. Eastern Time on Tuesday, March 6, 2012.  The release of the Company’s fourth quarter financial results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties can participate in the Company’s fourth quarter conference call by dialing 703-639-1218.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts, and then the webcast link.  A replay of the conference call will be available online until midnight on Friday, March 30, 2012.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities.  Its stores, which operate under the Bealls, Goody’s, Palais Royal, Peebles, Stage and Steele’s names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family.  The Company operates 816 stores in 40 states.  The Company also has an eCommerce web site.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

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